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                                                                   Exhibit 10.41

                          EXECUTIVE SEVERANCE AGREEMENT

         This Agreement dated October 24, 1994 is between Chase Corporation (the "Company"), a Massachusetts corporation, and Peter R. Chase (the "Executive"). The Company has determined that it is desirable, in order to induce the Executive to remain in the employ of the Company and to place him in a position to act in the best interests of the Company and its stockholders in the event of a proposal for the transfer of control of the Company, to provide certain severance benefits to the Executive if his employment with the Company terminates under the circumstances described below. Accordingly, the parties agree as follows:

         1.       EMPLOYMENT RIGHTS.

                  (a) Except as otherwise provided in paragraph 1(b), the Executive's employment may be terminated at any time by the Company or the Executive, subject to the Company's providing the benefits hereinafter specified.

                  (b) In the event a tender or exchange offer is made by any person or group of persons within the meaning of section 14(d) of the Securities Exchange Act of 1934, other than the Company or any employee benefit plan sponsored by the Company, for 45% or more of the shares of stock of the Company entitled to vote for the election of directors, the Executive agrees that he will not leave the employ of the Company (other than as a result of disability, retirement or death) until such offer has been terminated or a change in control of the Company (as hereinafter defined) has occurred.

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         2.       TERMINATION PRIOR TO CHANGE IN CONTROL. If the Executive's
employment with the Company is terminated for any reason prior to the occurrence of a change in control of the Company, he shall be entitled to receive such benefits, and only such benefits, to which he would be entitled without regard to this Agreement. If a change in control shall occur within one year after the termination of the Executive's employment by the Company, such termination shall be treated as a termination after a change in control under paragraph 3 hereof unless the Company shall sustain the burden of proving that the termination was not in contemplation of the change in control.

         3. TERMINATION AFTER A CHANGE IN CONTROL. If the Executive's employment with the Company is terminated within 24 months after the occurrence of a change in control of the Company, he shall be entitled to receive the benefits set forth below. A "change in control" of the Company shall have the meaning set out in Exhibit A attached hereto.

                  (a) CAUSE. Upon termination of the Executive's employment by the Company for cause, the Executive shall be entitled to his salary through the period ending with the date of such termination and any accrued benefits, and any and all other rights of the Executive under this Agreement shall terminate upon the date of termination. "Cause" shall have the meaning set out in Exhibit B attached hereto.

                  (b)      DEATH, DISABILITY, OR RETIREMENT. If the
Executive's employment is terminated by reason of death, permanent disability or retirement, the Executive shall be entitled to such benefits as may be provided to him pursuant to the Company's employee benefit plans. Any and all other rights of the Executive under this Agreement shall terminate upon the occurrence of a termination of his employment under this subparagraph and the provisions of subparagraph (c) shall not be applicable. For purposes of this paragraph,

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"permanent disability" shall be deemed to exist when, in the good faith judgment of the Board of Directors of the Company, the Executive is unable to perform his duties for the Company due to illness or incapacity and such disability has continued for a period of not less than six months, unless he shall have returned to the full time performance of his duties within 30 days after written notice of the Board's determination has been given to him. For purposes of this paragraph, "retirement" shall mean termination by the Executive on or after his attaining age 65. Written notice of termination of employment based on retirement shall be given at least 60 days in advance.

                  (c) TERMINATION FOR GOOD REASON OR WITHOUT CAUSE. If the Executive's employment is terminated (1) by the Executive for Good Reason (as defined in Exhibit C attached hereto) or (2) by the Company without Cause, in lieu of further salary for subsequent periods the Executive shall be entitled to the following benefits:

                  (i) The Company shall pay the Executive, in addition to his salary and accrued benefits through the date of termination, severance pay in an amount equal to two times the greater of his annual salary in effect immediately prior to the change in control or his annual salary in effect immediately prior to the termination. For the purposes of this subsection, the term "salary" shall include bonuses which shall be computed by averaging the last two annual bonuses (annualizing bonuses with respect to a partial year), if any.

                  (ii) The Company shall maintain in full force and effect, for the continued benefit of the Executive and his dependents for a period ending on the earlier of the commencement date of equivalent benefits from a new employer or his normal retirement date (after which the terms of the applicable pension plan shall govern), the

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         health insurance, dental insurance and group term life insurance plans in which the Executive was entitled to participate immediately prior to the termination of his employment or reasonably equivalent benefits, provided that the Executive continues to pay an amount equal to the employee's share of contributions in effect prior to the change in control.

                  (iii) If the Executive is age 55 or older on the date of termination of his employment, the Executive will continue to receive, until his normal retirement date, service credit under the Company's pension plans and any supplemental arrangements maintained for his benefit in effect immediately prior to the termination of his employment.

                  (iv) At the request of the Executive, the Company shall pay the reasonable costs of an out-placement service used by the Executive for a period not to exceed two years as a result of the termination of his employment.

                  (v) Except as specifically set forth herein, the amount of any payment or benefit under this subparagraph 3(c) shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by the Executive as the result of employment by another employer after the termination of his employment with the Company or otherwise; provided, however, that the amount payable under
         Section 3(c)(i) shall be reduced, but to not less than 100%, by any benefits derived by Executive as a result of employment by another employee after the termination of employment.

                  (d) AUTOMOBILE. Upon termination of the Executive's employment for any reason, he shall have the right to purchase any automobile supplied to him by the Company

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immediately prior to the change in control, or any automobile substituted therefor with his approval, at its depreciated cost as shown on the books of the Company.

         4.       TAXES.

                  (a) WITHHOLDING. All payments to be made to the Executive under this Agreement will be subject to any required withholding of federal, state and local income and employment taxes.

                  (b) PAYMENT LIMITATION. Notwithstanding anything in this Agreement to the contrary, if any of the payments provided for in this Agreement, together with any other payments which the Executive has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended), the payments pursuant to this Agreement shall be reduced (reducing first the payments under subparagraph 3(c)(i) to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 49999 of such Code.

         5. FEES AND EXPENSES. The Company shall pay all legal fees and related expenses incurred by the Executive as a result of his seeking to obtain or enforce any right or benefit provided by this Agreement following a change in control of the Company.

         6. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted before a panel of three arbitrators in the Commonwealth of Massachusetts in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

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         7.       MISCELLANEOUS.

                  (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Executive, his successors, personal representatives and heirs, but shall not be assignable by the Executive except with respect to any payments or benefits hereunder. In the event that the Company is consolidated or merged with or into any other corporation, the term "Company" as used herein shall mean such other corporation, and this Agreement shall continue in full force and effect.

                  (b) AMENDMENT: WAIVER. This Agreement may not be modified or amended in any manner except by an instrument in writing signed by the parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as waiver of any other provision of this Agreement, or of any subsequent breach by such party or a provision of this Agreement.

                  (c) NOTICES. All notices hereunder shall be sufficient if given in writing sent by registered or certified mail, addressed as follows:

                  To the Company:

                           Chase Corporation
                           50 Braintree Hill Park
                           Suite 220
                           Braintree, Massachusetts 02184
                           Attention:

                  To the Executive:

                           Peter R. Chase
                           305 Grange Park
                           Bridgewater, MA 02324

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                  (d)      HEADINGS.  The headings of paragraphs herein are
included solely for convenience of reference and shall not control the meaning of interpretations of any of the provisions of this Agreement.

                  (e) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  (f) APPLICABLE LAW. This Agreement shall be governed by the laws of Massachusetts without giving effect to the conflict of laws principles thereof.

                  (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the date first written above.

                                           CHASE CORPORATION


                                           By:  /s/ George M. Hughes
                                               ---------------------
                                               Title:  Authorized Officer

                                             /s/ Peter R. Chase
                                           -------------------------
                                           Executive

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                                    EXHIBIT A

CHANGE IN CONTROL

         A "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is in fact required to comply therewith; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

         (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 45% or more of the combined voting power of the Company's then outstanding securities;

         (ii) during any period of twenty-four (24) consecutive months (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subparagraphs (i), (ii) or
(iii)whose election by the Board or nomination for election by the Board or by the stockholders of the Company was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

         (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires 45% or more of the combined voting power of the Company's then outstanding securities; or

         (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

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                                    EXHIBIT B

         "Cause" shall mean and be limited to (i) deliberate dishonesty by the Executive in connection with his employment, (ii) willful and prolonged absence from work (other than as a result of illness or incapacity) in circumstances that constitute a substantial abdication of the Executive's responsibilities to the Company after written notice thereof has been given by the Board of Directors of the Company to the Executive or (iii) the Executive's conviction of a felony.

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                                    EXHIBIT C

         "Good Reason" shall mean that the Executive has determined in good faith that (1) the Company has failed to assign to him on a consistent basis executive duties performable at the location at which he worked before the change in control which are commensurate with the level of executive duties performed by him immediately prior to such change in control, (2) he is prevented by the Company from continuing to fulfill his responsibilities at a level commensurate with that prior to the change in control, (3) his salary in effect immediately prior to the change in control is reduced by the Company, (4) the Company has failed to continue in effect any health, welfare, retirement, vacation and other fringe benefit plans of the Company in which the Executive participated at the time of the change in control (or plans providing substantially equivalent benefits) other than as a result of the normal expiration of any such plan in accordance with its terms as in effect at the time of the change in control, or the Company shall have taken or failed to take any action which would adversely affect the Executive's continued participation in or the benefits receivable by the Executive under any such plan as in effect at the time of the change in control, or (5) the Company shall have failed to obtain, at the Executive's request, an assent to the Company's performance of its obligations under this Agreement from any person that succeeds to or has the practical ability to control (either immediately or with the passage of time), directly or indirectly, the Company's business.